EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Sterling Financial Corporation

Spokane, Washington

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-136001, 333-130512, 333-156568, 333-160701, and 333-169579) and Form S-8 (No. 333-144956, 333-141006, 333-136000, 333-139490, 333-111802, 333-105723, 333-61452, 333-44078, 333-69481, and 333-171070) of Sterling Financial Corporation, of our reports dated March 8, 2011, relating to the consolidated financial statements, and the effectiveness of Sterling Financial Corporation’s internal control over financial reporting, which appear in this Form 10-K.

BDO USA, LLP

Spokane, Washington

March 8, 2011